SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 15, 2005 (April 15, 2005)

Date of Report (Date of earliest event reported)

RCN Corporation

(Exact name of Registrant as specified in its charter)

Delaware	0-22825	22-3498533
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

105 Carnegie Center

Princeton, NJ 08540-6215

(Address of principal executive offices, including zip code)

(609) 734-3700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 15, 2005 RCN posted on its website, www.rcn.com/investor/faqs.php, an updated version of the RCN FAQ entitled “When will holders of old RCN bonds receive their new shares of RCN stock in exchange for their previous notes?” RCN revised this FAQ to provide information regarding RCN’s distribution of stock on April 12, 2005 to certain of its former bondholders and general unsecured creditors out of the reserve of common stock which was established upon RCN’s emergence from bankruptcy to settle disputed claims against RCN that were still outstanding.

On April 15, 2005 RCN also posted on its website an updated version of the RCN FAQ entitled “When will holders of common shares of RCN’s old stock receive information about warrants that RCN’s Plan of Reorganization stated would be granted?” RCN revised this FAQ to reflect the fact that the letters to holders of common stock were mailed on April 15, 2005.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 99.1	RCN Revised Stock FAQs dated April 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCN CORPORATION

By:	/s/ Patrick T. Hogan, EVP
Name:	Patrick T. Hogan
Title:	EVP

Date: April 15, 2005

EXHIBIT INDEX

Exhibit No.

Exhibit 99.1	RCN Revised FAQ, dated April 15, 2005, entitled “When will holders of old RCN bonds receive their new shares of RCN stock in exchange for their previous notes?”

RCN Revised FAQ, dated April 15, 2005, entitled “When will holders of common shares of RCN’s old stock receive information about warrants that RCN’s Plan of Reorganization stated would be granted?”